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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 12, 2002 relating to the consolidated financial statements as of December 31, 2001 and for the year then ended, which appears in the Company's Current Report on Form 8-K, dated August 19, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Phoenix, AZ
December 30, 2002